Transocean Relinquishes Interests in Samsung Drillships Under Construction

STEINHAUSEN, Switzerland—September 23, 2019–Transocean Ltd. (NYSE: RIG) announced today that two of its indirect, wholly-owned subsidiaries will relinquish their respective interests in two drillships under construction – the Ocean Rig Santorini and the Ocean Rig Crete (the “Drillships”) – to Samsung Heavy Industries Co., Ltd. (“SHI”).  Upon relinquishment of the Drillships, Transocean’s indirect, wholly-owned subsidiaries will not make further payments to SHI under the construction contracts. The total estimated future costs associated with the delivery and placing the Drillships into service would have been approximately $1.1 billion, which includes future payments to SHI under the construction contracts and costs related to spares, materials and supplies, and to the commissioning and mobilization of the rigs. The construction contracts are not guaranteed by Transocean Ltd. or any of its affiliates.

About Transocean

Transocean is a leading international provider of offshore contract drilling services for oil and gas wells. The company specializes in technically demanding sectors of the global offshore drilling business with a particular focus on deepwater and harsh environment drilling services, and believes that it operates the highest specification floating offshore drilling fleet in the world.

Transocean owns or has partial ownership interests in, and operates a fleet of 45 mobile offshore drilling units consisting of 28 ultra-deepwater floaters, 14 harsh environment floaters, and three midwater floaters. In addition, Transocean is constructing two ultra-deepwater drillships.

Forward Looking Statements

The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects, timing of the Company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas, the intention to scrap certain drilling rigs and other factors, including those and other risks discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the Company’s website at: www.deepwater.com.

For more information about Transocean, please visit: www.deepwater.com.

Analyst Contacts:

Bradley Alexander

+1 713-232-7515

Lexington May

+1 832-587-6515

Media Contact:

Pam Easton

+1 713-232-7647